SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 9, 2005

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601               16-1540137
----------------------------     ---------------------    --------------------
 (State or other jurisdiction     (Commission File No.)     (I.R.S. Employer
   of incorporation)                                       Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
-
-----------------------------

Section  2  -  Financial  Information

Item  2.02

On November 9, 2005, Pathfinder Bancorp, Inc. issued a press release disclosing third quarter 2005 financial results. A copy of the press release is included as Exhibit 99.1 to this report.

The information in Item 2.02 to this Form 8-K and Exhibit 99.1 in accordance with general instruction B.2 of Form 8-K, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except shall be expressly set forth by specific in such filing.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  November  9,  2005     By:   /s/  Thomas  W.  Schneider
                              -------------------------------------
                              Thomas  W.  Schneider
                              President and Chief Executive Officer

EXHBIT  INDEX
-------------

Earning  release  dated November 9, 2005 announcing September 30, 2005 earnings.







EXHIBIT  99.1

FOR  IMMEDIATE  RELEASE

CONTACT:     Thomas  W.  Schneider  -  President,  CEO
          James  A.  Dowd  -  Vice  President,  CFO
          Telephone:  (315)  343-0057

--------------------------------------------------------------------------------

            PATHFINDER BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Oswego, New York, November 9, 2005 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) reported net income of $116,000, or $0.05 per share, for the three months ended September 30, 2005 as compared to $360,000, or $0.15 per share for the same period in 2004. For the nine months ended September 30, 2005, the Company reported net income of $499,000, or $0.20 per share, compared to $1.2 million, or $0.50 per share, for the same period in 2004.

"The Company continues to experience disappointing earnings resulting primarily from net interest rate spread compression combined with higher expenses associated with an expanding branch and delivery network," according to Thomas
W. Schneider, President and Chief Executive Officer. "Net interest rate spread decreased to 3.06% compared to 3.17% a year earlier, as deposit costs have risen faster than earnings on loans and securities," Schneider continued. "Additionally, the write down of an equity holding reduced earnings by $116,000, or $0.05 per share.

"Although volume increases in deposits and loans have not offset the margin compression during the first nine months of the year, deposit growth in our new Central Square branch and our commercial loan pipeline are both well ahead of fourth quarter budget," according to Schneider. "We remain positive that a stabilizing net interest margin, a relatively solid growth outlook, and implementation of cost reduction measures will improve earnings significantly as we move into 2006."

Net interest income for the quarter ended September 30, 2005 decreased slightly when compared to the same period during 2004. Interest expense increased $235,000, or 17%, offset by an increase in interest income of $234,000, or 7%. Net interest rate spread decreased to 3.06% for the third quarter of 2005 from 3.17% for the same period in 2004. Average interest-earning assets increased 3% to $279.6 million in the quarter ended September 30, 2005 as compared to $271.6 million in the quarter ended September 30, 2004, while the yield on those assets increased 21 basis points to 5.54% compared to 5.33% for the same period in 2004. The increase in average earning assets is primarily attributable to an $11.3 million increase in investment securities, and a $2.2 million increase in loans, partially offset by a $5.5 million decrease in interest-earning deposits. Average interest-bearing liabilities increased $4.6 million, and the cost of funds increased 33 basis points to 2.49% from 2.16% for the same period in 2004. The increase in the average balance of interest-bearing liabilities resulted primarily from a $7.0 million, or 17.2%, increase in borrowed funds, partially offset by a $2.4 million decrease in deposits.

Provision for loan losses for the quarter ended September 30, 2005 decreased 19% to $91,000 from $112,000 for the same period in 2004. The Company's ratio of allowance for loan losses to period end loans has decreased to 0.97% at September 30, 2005 from 0.98% at December 31, 2004. Nonperforming loans to period end loans have decreased to 0.88% at September 30, 2005, compared to 0.99% at December 31, 2004. Overall asset quality has improved significantly over the past two years through a combination of tightened credit administration and more robust collection activities.

Non-interest income, net of gains and losses from the sale of securities, loans and foreclosed real estate, increased 19% to $599,000 for the quarter ended September 30, 2005 compared to $502,000 for the same period in the prior year. The increase in non-interest income is primarily attributable to a $105,000 increase in service charges on deposit accounts, partially offset by a decrease of $5,000 in loan servicing fees and a $4,000 decrease in the earnings on bank owned life insurance. Net gains and losses from the sale of securities, loans and foreclosed real estate decreased $363,000 and resulted in a net loss from these activities of $150,000 for the quarter ended September 30, 2005 compared to a $213,000 gain for the same period in the prior year. An equity holding in the Federal National Mortgage Association has been deemed to be other than temporarily impaired and a charge to earnings was taken to write the security down to its current market value. The total charge off on this issue was $193,000, which resulted in a $116,000 reduction in third quarter earnings, net of taxes.

Operating expenses increased 8% to $2.5 million for the quarter ended September 30, 2005 compared to $2.3 million for the quarter ended September 30, 2004. During the third quarter of 2005, salary and employee benefits, building occupancy, data processing expenses and professional and other services increased $89,000, $17,000, $66,000 and $19,000, respectively. These increases were offset by a $19,000 decrease in other operating expenses. The increase in salaries and employee benefits was primarily due to the salaries and benefits associated with the personnel at the new Central Square branch combined with the hiring of a Business Development Officer. The increase in building occupancy expenses was primarily due to operating costs associated with the new Central Square branch. The increase in data processing expenses was primarily due to software purchases and related annual maintenance charges, along with increased check processing charges. The increase in professional and other services primarily resulted from costs associated with advertising at the new Central Square branch.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has seven full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.

This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

                            PATHFINDER BANCORP, INC.
                              FINANCIAL HIGHLIGHTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                              For the three months            For the nine months
                                                               ended September 30             ended September 30
                                                                    (Unaudited)                    (Unaudited)
------------------------------------------------------------------------------------------------------------------
                                                               2005             2004             2005         2004
------------------------------------------------------------------------------------------------------------------

CONDENSED INCOME STATEMENT
Interest income. . . . . . . . . . . . . . . . . . .  $       3,829   $        3,595   $       11,314   $   10,838
Interest expense . . . . . . . . . . . . . . . . . .          1,627            1,392            4,652        4,145
------------------------------------------------------------------------------------------------------------------
Net interest income. . . . . . . . . . . . . . . . .          2,202            2,203            6,662        6,693
Provision for loan losses. . . . . . . . . . . . . .             91              112              229          407
------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses.          2,111            2,091            6,433        6,286
Other income . . . . . . . . . . . . . . . . . . . .            449              715            1,484        2,245
Other expense. . . . . . . . . . . . . . . . . . . .          2,493            2,320            7,423        6,897
------------------------------------------------------------------------------------------------------------------
Income before taxes. . . . . . . . . . . . . . . . .             67              486              494        1,634
Provision for income taxes . . . . . . . . . . . . .            (49)             126               (5)         429
------------------------------------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . .  $         116   $          360   $          499   $    1,205
===================================================================================================================

KEY EARNINGS RATIOS
Return on average assets . . . . . . . . . . . . . .           0.15%            0.48%            0.22%        0.54%
Return on average equity . . . . . . . . . . . . . .           2.16%            6.62%            3.10%        7.40%
Return on average tangible equity (A). . . . . . . .           2.71%            8.36%            3.90%        9.38%
Net interest margin (tax equivalent) . . . . . . . .           3.21%            3.28%            3.24%        3.29%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding. . . . . .      2,461,328        2,438,796        2,453,744    2,433,264
Basic earnings per share . . . . . . . . . . . . . .  $        0.05   $         0.15   $         0.20   $     0.50
Diluted earnings per share . . . . . . . . . . . . .           0.05             0.15             0.20         0.49
  CASH EARNINGS PER SHARE - BASIC (B). . . . . . . .           0.07             0.17             0.27         0.56
Cash dividends per share . . . . . . . . . . . . . .         0.1025           0.1025            0.308       0.3025
Book value per share . . . . . . . . . . . . . . . .              -                -             8.76         8.97

                                                       (Unaudited). . . . . . . . . .     (Unaudited)    (Unaudited)
                                                       September 30,. .  December 31,    September 30,  September 30,
                                                               2005             2004             2004          2003
------------------------------------------------------------------------------------------------------------------
SELECTED BALANCE SHEET DATA
Assets . . . . . . . . . . . . . . . . . . . . . . .  $     303,076   $      302,037   $      303,029   $  287,478
Earning assets . . . . . . . . . . . . . . . . . . .        272,290          273,532          274,207      261,582
Total loans. . . . . . . . . . . . . . . . . . . . .        185,459          186,952          187,788      194,226
Deposits . . . . . . . . . . . . . . . . . . . . . .        240,852          236,672          236,731      212,094
Borrowed Funds . . . . . . . . . . . . . . . . . . .         32,360           35,360           35,360       45,060
Trust Preferred Debt . . . . . . . . . . . . . . . .          5,155            5,155            5,155        5,000
Shareholders' equity . . . . . . . . . . . . . . . .         21,578           21,826           21,953       21,374

ASSET QUALITY RATIOS
Net loan charge-offs (annualized) to average loans .           0.18%            0.33%            0.17%        0.19%
Allowance for loan losses to period end loans. . . .           0.97%            0.98%            1.00%        0.88%
Allowance for loan losses to nonperforming loans . .         109.75%           98.76%           63.94%       71.19%
Nonperforming loans to period end loans. . . . . . .           0.88%            0.99%            1.57%        1.23%
Nonperforming assets to total assets . . . . . . . .           0.85%            0.88%            1.06%        0.96%

(A)  Tangible  equity  excludes  intangible  assets
(B) Cash earnings excludes noncash charges for amortization relating to intangibles and the allocation of ESOP stock:


                                                              For the three months            For the nine months
                                                               ended September 30             ended September 30
                                                                    (Unaudited)                    (Unaudited)
------------------------------------------------------------------------------------------------------------------
                                                               2005             2004             2005         2004
------------------------------------------------------------------------------------------------------------------
    Net  Income. . . . . . . . . . . . . . .                   $116              $360            $499       $1,205
    Add back (net of tax effect):
                 Amortization of intangibles                     34                33             102          100
                 Stock-based compensation. .                     15                18              54           62
------------------------------------------------------------------------------------------------------------------
    Cash earnings. . . . . . . . . . . . . .                   $165              $411            $654       $1,367
==================================================================================================================
